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                                  Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report included in Davel Communications, Inc.'s 1998 Form 10-K, into the Company's previously filed Registration Statement on Form S-8 No. 333-6717.



ARTHUR ANDERSEN LLP



St. Louis, Missouri
  April 13, 1999